Exhibit 24(b)(8.163)

FIRST AMENDMENT
TO RULE 22C-2 AGREEMENT

This First Amendment dated as of December 15, 2009 by and between Thornburg Securities
Corporation (the “Underwriter) as principal underwriter for each of the funds listed on the attached
Schedule A (the “Funds”) and ING Life Insurance and Annuity Company, ING National Trust, ING USA
Annuity and Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance
Company of New York, Systematized Benefits Administrators Inc. (individually an “Intermediary” and collectively the “Intermediaries”) is made to the Rule 22c-2 Agreement effective October 16, 2007 (the
“Agreement”). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties to the Agreement wish to amend Schedule A.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.	Schedule A to the Agreement is hereby replaced by the Schedule A attached hereto.
2.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized officer as of the date first written above.

ING Life Insurance and Annuity Company		Systematized Benefits Administrators Inc.
By:	/s/ Jacqueline Salamon	By:	/s/ Jacqueline Salamon
Name and	Jacqueline Salamon	Name and	Jacqueline Salamon
Title:	Authorized Representative	Title:	Authorized Representative
ING National Trust		Thornburg Securities Corporation
By:	/s/ Jacqueline Salamon	By:	/s/ Sasha Wilcoxon
Name and	Jacqueline Salamon	Name
Title:	Authorized Representative	and Title:	Sasha Wilcoxon Vice President

ING USA Annuity and Life Insurance		ReliaStar Life Insurance Company of New
Company		York
By:	/s/ Jacqueline Salamon	By:	/s/ Jacqueline Salamon
Name and	Jacqueline Salamon	Name and	Jacqueline Salamon
Title:	Authorized Representative	Title:	Authorized Representative

ReliaStar Life Insurance Company
By:	/s/ Jacqueline Salamon
Name and	Jacqueline Salamon
Title:	Authorized Representative

Schedule A

Thornburg Securities Corporation (the “Fund”) is principal underwriter for all current and future series/portfolio of the Thornburg Investment Trust offering Retirement Class Shares.